Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of CNL Healthcare Trust, Inc. of our report dated May 1, 2012, relating to the combined financial statements of the Primrose Senior Housing Communities (Five Communities), which appears in CNL Healthcare Trust, Inc.’s Current Report on Form 8-K (Amendment No. 1) dated February 16, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

September 14, 2012